Exhibit 10X

                                    AGREEMENT
                                    ---------


         MADE AND ENTERED INTO this 5th day of January, 1999 by and between DECORATOR INDUSTRIES, INC., a Pennsylvania corporation, with offices at Suite 201, 10011 Pines Boulevard, Pembroke Pines, Florida 33024 (hereinafter called "Decorator" or "Employer") and MICHAEL S. BAXLEY, residing at 2112 Windward Lane N.E., Gainesville, Georgia 30501 (hereinafter called the "Employee").


                              W I T N E S S E T H:
                              -------------------


         WHEREAS, Decorator desires to employ the Employee as Executive Vice President of Decorator to assure itself of the benefit of the services of the Employee on the terms and subject to the conditions set forth herein; and

         WHEREAS, the Employee is willing to enter into an agreement to that end with Decorator upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants, promises, warranties and agreements hereinafter set forth, the parties, intending to be legally bound hereby, each for themselves and their respective heirs, successors and assigns, covenant, warrant, promise and agree as follows:

         1. Decorator hereby employs Employee and Employee accepts employment from Decorator upon the terms and with the duties hereinafter stated commencing on January 5, 1999.

         2. A. Employee shall perform, to the best of his ability, all duties assigned to him by the President and Board of Directors of Decorator.

            B. The Employee shall serve as Executive Vice President of Decorator during election to such office.

            C. The Employee shall devote his full working time and attention to the performance of such duties. From time to time, Employee may attend to personal nonbusiness items during the business day as long as they do not disrupt the business of the Company.

            D. The Employee shall devote his best efforts to the business of the
               Company.

            E. The Employee shall be subject to the direction and supervision of the President and Board of Directors of Decorator.

            F. The Employee agrees to relocate his family residence to the State of Indiana not later than ninety (90) days after the commencement of employment.

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               However, the Employee's duties may require travel throughout the
               United States and elsewhere.

         3. The Employee shall receive remuneration for his services hereunder salary of Three Thousand One Hundred Seventy-Five Dollars ($3,175) per week. The Employee will be eligible for annual bonuses commensurate with his and the Employer's performance during the preceding fiscal year, the payment and amount of which shall be forty-five percent (45%) of the regular performance bonus granted by the Employer's Board of Directors to its President.

         4. A. The Employee shall be entitled to the following benefits:

               (i) actual relocation, moving, and temporary living expenses for not more than ninety (90) days, plus income taxes, if any, when payable, and the amount of Thirteen Thousand Seven Hundred Fifty-Eight Dollars ($13,758), payable within thirty (30) days after relocation;

               (ii) upon commencement of employment, a stock option for 15,000 shares of $.20 par value common stock of Decorator pursuant to the terms of the 1995 Stock Option Plan, at the closing price on the date of employment, or the last price at which the stock traded, all in accordance with Section 2(d) of the Plan, such option shall be exercisable 20% twelve (12) months after issuance and then 20% of the initial amount exercisable at the end of each twelve (12) month period thereafter, the option to become exercisable in full five years from the date of issuance (subject to Section 15 and the other provisions of the Plan), and expire ten (10) years from the date the option is granted.

               (iii) two weeks annual vacation plus two (2) additional weeks of paid "optional" vacation provided that the same can be taken without material interference with Employee's duties;

               (iv)  the following additional fringe benefits:

                     a. medical/hospital insurance: premiums fully paid for
                        Employee and dependents; no waiting period;

                     b. life insurance: $75,000 term life insurance with
                        Employee to have the opportunity to purchase additional insurance under the Company's I.R.C.ss.125 Plan;

                     c. long-term disability insurance: premiums fully paid for the maximum annual benefit of $60,000 (55% of $90,000 limit) with a ninety (90) day waiting period;

                     d. the Company's 401(k) Plan when eligible;

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                     e. sick leave and such other fringe benefits as have
                        usually been granted to management employees of Decorator as and when Employee is eligible therefor.

            B. Decorator further agrees to reimburse the Employee for all reasonable business expenses upon submission of vouchers, invoices or proof of payment.

            C. The Employee shall be reimbursed $500 per month for automobile expenses. Employer shall insure such auto.

         5. The Employee's employment shall terminate in the following manners:

            A. upon the death of the Employee;

            B. upon notice to the Employee by Decorator for physical or mental disability if, because of such disability, the Employee cannot ably perform the duties of the Employee under this Agreement as evidenced by the written determination of a physician retained by the Employer and if such disability lasts longer than a total of thirteen (13) weeks;

            C. by the Employee giving thirty (30) days prior written notice thereof to Decorator and voluntarily resigning from Decorator. In such event, this Agreement will terminate thirty (30) days after the date such notice is given;

            D. in the event Employee fails to relocate his family residence to
               Indiana within one hundred eighty (180) days after commencement of employment, unless additional time is granted by Employer in writing;

            E. or by Decorator for cause (as herein defined), upon notice to the
               Employee and Employee shall not be entitled to any amount as severance hereunder or otherwise from Decorator. For purposes of this Agreement, the term "cause" shall mean (i) the willful misconduct by the Employee in the performance of the duties of the Employee to Decorator (including, without limitation, the conviction by a court of competent jurisdiction of the Employee of any offense, regardless of classification, related to the Employee's duties and responsibilities to Decorator), (ii) the grossly negligent performance by the Employee of the duties of the Employee to Decorator if such grossly negligent performance is determined by the Board to have had or to be reasonably likely to have a material adverse effect on the business, assets, prospects or financial condition of Decorator, (iii) the conviction of the Employee by a court of competent jurisdiction of a felony; or (iv) breach by the Employee of any part of
               Section 6 hereof.

Upon any such termination, there shall be paid to Employee or his estate shall be paid an amount equal to any base salary earned but not paid plus an amount for accrued but unused vacation, if any,

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at the rate of pay in effect on the date of death, plus reimbursement of business expenses incurred prior to the date of termination in accordance with
Section 4B.

            F. The Employee's employment hereunder may be terminated without cause by Decorator upon written notice to the Employee at any time. In such event, Decorator will provide the Employee with the following benefits, in lieu of (and not in addition to) payment of any other amounts for severance benefits or otherwise from
               Decorator:

               (i) If such termination occurs pursuant to this Subsection F or Subsection 5B during the first year of Employee's employment, the base compensation and benefits for six (6) months, or upon termination thereafter without cause or pursuant to Subsection B, base compensation and benefits for 12 months;

               (ii) Decorator will pay the Employee for accrued but unused vacation, if any.

               (iii) Decorator shall pay Employee for unreimbursed business expenses incurred prior to the date of termination.

         6. Decorator has invested and will continue to invest considerable resources in the acquisition and development of its business and in the acquisition, development and design of its products, which investment has or will result in the generation of proprietary, confidential and/or trade secret data, information, techniques and materials, both tangible and intangible, referred to as Confidential Information. It would be unlawful for the Employee to appropriate, to attempt to appropriate, or to disclose to anyone during the term of employment and for a period of two (2) years thereafter, the Confidential Information.

            The Employee covenants and agrees with Decorator that he personally, or in association with others, will not establish or engage, directly or indirectly, as owner, partner, shareholder, employee or as a lessor or lessee, or as a creditor, in any business similar to the business of Decorator for the term of this Agreement and for the period of two (2) years after any termination of this Agreement in any state in which Decorator has manufacturing plants or customers.

            Employee further covenants and agrees that during the term of this Agreement and for the period of two (2) years after the expiration of the term, he will not, directly or indirectly, by himself or in association with others, transfer or attempt to transfer, hire or solicit for hire, or knowingly cause others to hire any existing or future employee or agents of Decorator, or entice, induce or attempt to entice or induce any of such employees or agents to leave such employ, or solicit the business of current customers or customers currently being solicited.

            In furtherance and not in limitation of the foregoing, should any duration or geographical restriction on business activities covered under this Agreement or any other provision of this Agreement be found by any court of competent jurisdiction to be less than fully enforceable due to its breadth of restrictiveness or otherwise, the Employee and Decorator intend that such court

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will enforce this Agreement to the full extent the court may find permissible by construing such provisions to cover only that duration, extent or activity which may be enforceable. The Employee and Decorator acknowledge the uncertainty of the law in this respect and intend that this Agreement will be given the construction that renders its provisions valid and enforceable to the maximum extent permitted by law.

            The covenants made in, and the rights conveyed by, this Agreement are of a unique and special nature. Any violation of this Agreement by the Employee will result in immediate and irreparable harm to Decorator. In such event, Decorator shall be entitled to an injunction or a decree of specific performance from a court of equity in addition to other rights or remedies which Decorator may have at law or in equity. The Employee hereby waives the right to assert the defense that any such breach or violation can be adequately compensated in damages in an action at law.

         7. The covenants, provisions and sections of this Agreement are severable, and in the event that any portion of this Agreement is held to be unlawful or unenforceable, the same will not affect any other portion of this Agreement, and the remaining terms and conditions or portions thereof will remain in full force and effect. This Agreement will be construed in such case as if such unlawful or unenforceable portion had never been contained in this Agreement, in order to effectuate the intentions of Decorator and the Employee in executing this Agreement.

         8. The failure of either Decorator or the Employee to object to any conduct or violation of any of the covenants made by the other under this Agreement will not be deemed a waiver of any rights or remedies. No waiver of any right or remedy arising under this Agreement will be valid unless set forth in an appropriate writing signed by both Decorator and the Employee. This Agreement shall not give the Employee any right to be employed for any specific time or to limit Decorator's right to terminate the Employee's employment at any time, with or without cause, in accordance with Section 5 hereof.

         9. This Agreement is binding upon Decorator and the Employee and their respective heirs, personal representatives, successors and assigns. The obligations of this Agreement will survive the termination of employment. The services to be rendered by the Employee to Decorator under this Agreement are personal in nature and, therefore, the Employee may not assign or delegate the Employee's rights, duties or obligations under this Agreement without the prior written consent of Decorator. Decorator may assign its rights under this Agreement or delegate its duties and obligations under this Agreement to any corporation acquiring all or substantially all of the assets of Decorator or to any other corporation into which Decorator may be liquidated, merged or consolidated.

         10. This Agreement will governed by and construed in accordance with the internal laws of the State of Florida without giving effect to the choice of laws principles thereof. The Employee acknowledges the jurisdiction of the State and Federal Courts located in Fort Lauderdale/Florida.

         11. Any claim or controversy between the parties to this Agreement (other than Employee's failure to keep and perform Section 6 of this Agreement) that cannot be amicably settled shall be determined by arbitration as follows:
On twenty (20) days written notice by either party to the other, such claim shall be submitted to binding and final arbitration in Fort Lauderdale, Florida

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in accordance with the commercial rules of the American Arbitration Association before a panel of three (3) arbitrators, with one arbitrator to be selected by each of the opposing parties and said arbitrators to select a third arbitrator. All costs and expenses of the arbitration including all actual attorneys' fees and out-of-pocket expenses, shall be the sole liability of the non-prevailing party or, if the arbitrators find in part for more than one party, all costs and expenses shall be allocated in accordance with the arbitrators' decision. Such arbitrators in their sole discretion shall determine the appropriate remedies, including without limitation, damages and equitable remedies which determination shall be final and binding and may be enforced in any court having jurisdiction.

         12. No alterations, amendments, changes or additions to this Agreement will be binding upon either Decorator or the Employee unless reduced to writing and signed by both Decorator and the Employee.

         13. This Agreement constitutes the entire understanding between Decorator and the Employee and supersedes all prior oral or written communications, proposals, representations, warranties, covenants, understandings or agreements between Decorator and the Employee relating to the subject matter of this Agreement.

         14. All notices under this Agreement shall be sent and duly given when posted in the United States first class mail, postage prepaid, as follows:

                  To Decorator:

                  William Bassett, President
                  Decorator Industries, Inc.
                  Suite 201
                  10011 Pines Boulevard
                  Pembroke Pines, FL 33024

                  with a copy to:

                  Jerome B. Lieber, Secretary
                  40th Floor, One Oxford Centre
                  Pittsburgh, PA 15219

                  to Employee:

                  Michael S. Baxley
                  2112 Windward Lane N.E.,
                  Gainesville, Georgia 30501

These addresses may be changed from time to time by written notice to the appropriate parties.

         This Agreement constitutes the entire understanding between Decorator and the Employee and supersedes all prior oral or written communications, proposals, representations, warranties,

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covenants, understandings or agreements between Decorator and the Employee relating to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        DECORATOR INDUSTRIES, INC.



                                        By  /s/ William A. Bassett
                                            ------------------------------
                                                President



                                            /s/ Michael S. Baxley         (SEAL)
                                            ------------------------------
                                            Michael S. Baxley


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